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                                                               EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the use of our report dated February 14, 1997, included in the 1996 Annual Report (Form 10-K) of Neurocrine Biosciences, Inc. for the year ended December 31, 1996.

        We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-14589) pertaining to the 1992 Incentive Stock Option Plan, 1996 Employee Stock Purchase Plan and the 1996 Director Option Plan of Neurocrine Biosciences, Inc. of our report dated February 14, 1997, with respect to the financial statements included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                        /s/  ERNST & YOUNG LLP
                                        --------------------------------
                                        ERNST & YOUNG LLP


San Diego, California
March 27, 1997